Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Veris Residential, Inc. of our report dated February 23, 2022 relating to the financial statements, financial statement schedules and the effectiveness of internal control over financial reporting, which appears in Veris Residential, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2021.

/s/ PricewaterhouseCoopers LLP
New York, New York
April 18, 2022